UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14a INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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UNIVERSAL POWER GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNIVERSAL POWER GROUP, INC.
1720 Hayden Drive
Carrollton, Texas 75006
(469) 892-1122

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT 10:00 A.M., CENTRAL DAYLIGHT TIME, THURSDAY, OCTOBER 7, 2010

To the Shareholders:

          You are cordially invited to attend the Annual Meeting of Shareholders (the “Meeting”) of Universal Power Group, Inc., a Texas corporation (the “Company”), which will be held at 10:00 a.m. Central Daylight Time on Thursday, October 7, 2010 the Westin Galleria - Dallas located at 13340 Dallas Parkway, 2nd Floor, Dallas, Texas 75240, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement:

1.	To elect a board of directors to serve until the next annual meeting of the Company’s shareholders or until their respective successors have been elected and qualified;

2.	To approve the following amendments to the Universal Power Group, Inc. 2006 Stock Option Plan:

(a) to provide for awards of up to 350,000 shares of restricted common stock; and

(b) to allow for the repricing of options under limited circumstances;

3.	To ratify the appointment of independent auditors for fiscal year 2010; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

          Shareholders of record of the Company’s Common Stock at the close of business on August 31, 2010, the record date set by the Board of Directors, are entitled to notice of, and to vote at, the Meeting and at any adjournment or postponements thereof.

          THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors,

Mimi Tan,
Corporate Secretary

Carrollton, Texas
September 7, 2010

* * * * * * *

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to Be Held on Thursday, October 7, 2010:

The proxy materials for the Annual Meeting, including the Annual Report and the Proxy Statement are available at http://www.upgi.com.

* * * * * * *

UNIVERSAL POWER GROUP, INC.
1720 Hayden Drive
Carrollton, Texas 75006
(469) 892-1122

PROXY STATEMENT

          This Proxy Statement contains information related to the 2010 Annual Meeting of Shareholders (“Meeting”) of Universal Power Group, Inc., a Texas corporation (“we”, “us”, “our” or the “Company”), to be held at the Westin Galleria - Dallas located at 13340 Dallas Parkway, 2nd Floor, Dallas, Texas 75240 at 10:00 a.m. Central Daylight Time, Thursday, October 7, 2010, and at any postponements or adjournments thereof. The approximate date of mailing for this proxy statement, proxy card and a copy of our annual report to shareholders for the year ended December 31, 2009, is September 7, 2010.

SOLICITATION AND REVOCATION OF PROXIES

          We are furnishing a form of proxy to each shareholder which, in each case, is being solicited on behalf of the Board of Directors of the Company (the “Board”) for use at the Meeting. You are requested to complete, date and sign the accompanying proxy and return it to us promptly. Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Meeting and to vote in person. You have the right to revoke a previously given proxy at anytime by (i) a later-dated proxy, (ii) a written revocation sent to and received by our Corporate Secretary prior to the Meeting or (iii) attendance at the Meeting and voting in person.

          The entire cost of soliciting these proxies will be borne by us. We may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries for costs incurred in forwarding soliciting materials to their principals. Members of management may also solicit some shareholders in person, or by telephone, telegraph or telecopy, following their solicitation by the Proxy Statement, but will not be separately compensated for such solicitation services.

          If your shares are registered directly in your name with Corporate Stock Transfer Company, our transfer agent, you are considered a shareholder of record. As a shareholder of record at the close of business on August 31, 2010 (the “Record Date”), you can vote in person at the Meeting or you can provide a proxy to be voted at the Meeting by signing and returning the enclosed proxy card. If you submit a proxy card, we will vote your shares as you direct. If you submit a proxy card without giving specific voting instructions, those shares will be voted as recommended by the Board.

          If your shares are held in a stock brokerage account or other nominee, you are considered the beneficial owner of those shares, and your shares are held in “street name.” If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote such shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange.

SHAREHOLDER’S VOTING RIGHTS

          Only holders of record of our common stock, par value $0.01 per share (“Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or at any adjournment or postponements thereof. On the Record Date there were 5,000,000 shares of Common Stock outstanding with one vote per share.

          A complete list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder at our corporate headquarters, 1720 Hayden Drive, Carrollton, Texas 75006, during normal business hours for a period of ten days before the Meeting and at the time and place of the Meeting.

          Our Bylaws provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. With respect to the election of directors, abstentions and broker non-votes will be deemed not to have been cast and will have no legal effect on the election of directors. With respect to the other matters described herein, abstentions will have the same effect as a vote against such proposals and broker non-votes will be deemed not to have been cast and will have no legal effect on the proposals.

          With respect to the election of directors, assuming a quorum is present, the affirmative vote of a plurality of the votes cast by the holders of Common Stock present in person or represented by proxy is required to elect each nominee. Election by a plurality means that the director nominee with the most votes for a particular seat on the Board is elected for that seat. With respect to the proposals to amend our 2006 Stock Option Plan (the “Plan”) and to ratify the appointment of independent auditors for fiscal year 2010, assuming a quorum is present, the affirmative vote of a majority of the votes cast on the particular proposal at the Meeting is required. As discussed above, for purposes of the vote on these proposals, abstentions are tantamount to a “no” vote and “broker non-votes” will not be counted and therefore will have no impact on the outcome.

DIRECTORS AND EXECUTIVE OFFICERS

          The names, ages and titles of our executive officers and directors, as of the Record Date, are as follows:

Name	Age	Title

Ian Colin Edmonds (1)	38	Chief Executive Officer, President, Interim Chief Financial Officer and Director

Mimi Tan	36	Senior Vice President Business Development and Marketing and Corporate Secretary

Julie Sansom-Reese	47	Senior Vice President of Finance and Treasurer

Ramin Salehi	37	Senior Vice President of Operations

William Tan	67	Chairman of the Board

Leslie Bernhard	66	Director

Robert M. Gutkowski	62	Director

Hyun (Joyce) Park	38	Director

(1)

Appointed chief executive officer and president on June 1, 2009 and interim chief financial officer on December 12, 2008. Prior to being appointed chief executive officer and president, Mr. Edmonds was appointed interim chief executive officer and president on January 21, 2009.

          IAN COLIN EDMONDS has been a director since January 1999, our chief executive officer and president since June 1, 2009, and our interim chief financial officer since December 12, 2008. He served as interim president and interim chief executive officer from January 21, 2009 through June 1, 2009. He served as our chief operating officer from May 2002 through January 21, 2009, and as our executive vice president from October 2006 through January 21, 2009. Mr. Edmonds also serves as a director of Zunicom, Inc. (OTCBB: ZNCM) (“Zunicom”), the owner of 41% of our outstanding Common Stock, and from July 1997 through December 2006 served as an officer, first as vice president and from April 2003 as executive vice president, of Zunicom. He also served as a director of AlphaNet, Inc. a wholly-owned subsidiary of Zunicom, from October 1999 through December 2006. Mr. Edmonds holds a Bachelors Degree in Marketing with a Minor in Statistics from the University of Denver. Mr. Edmonds is the husband of Mimi Tan and the son-in-law of William Tan.

          MIMI TAN has been our corporate secretary since February 1998, and our senior vice president of business development and marketing since December 2006. She served as our vice president of business development and marketing from May 2002 through December 2006. Her responsibilities include new business development and projects, corporate marketing and overall branding strategies. She served as Zunicom’s director of operations and corporate secretary from February 1998 through December 2006 and as AlphaNet’s corporate secretary from October 1999 through December 2006. Ms. Tan graduated cum laude from the University of Denver in November 1996 with a Bachelor of Arts in Marketing and a minor in Statistics. She is the daughter of William Tan and the wife of Ian Edmonds.

          JULIE SANSOM-REESE has been employed by us since 1986. She was our chief financial officer from 1991 to October 2007 and is now serving as our senior vice president of finance. She served as chief financial officer for Zunicom from 1992 through July 1997 and was appointed interim chief financial officer of Zunicom in November 1999, assuming that role on a permanent basis from November 2000 through December 2006. She also served as chief financial officer of AlphaNet from October 2003 through December 2006. Ms. Sansom-Reese earned a Bachelor of Arts in Business from Texas Tech University in May 1986.

          RAMIN SALEHI joined us in September 1997 as a database design analyst. In December of 2006, Mr. Salehi was appointed senior vice president of supply chain and information technology and was promoted to senior vice president of operations in November 2009. He is responsible for the overall direction and tactical execution of supply chain and information systems operations of the company. Mr. Salehi holds a Bachelor of Science in Computer Systems Design from the University of Houston, Clear Lake.

Non-Employee Directors

          WILLIAM TAN has been chairman of the Board since January 1999. He has served as Zunicom’s chairman of the board since February 1997 and of AlphaNet since October 1999. Mr. Tan’s principal business has been private investments and he has held senior executive positions in a number of financing, insurance, textile, property development and related businesses. Mr. Tan is the father of Mimi Tan and the father-in-law of Ian Edmonds.

          LESLIE BERNHARD became a director in December 2006 upon the effectiveness of our initial public offering. She is a co-founder of AdStar, Inc. (OTC: ADST.PK), provider of technology services to the newspaper classified advertising industry. She has been a director of AdStar since its inception in 1986 and its president and chief executive officer since 1991. Ms. Bernhard also serves on the board of directors of Milestone Scientific, Inc. (OTCBB: MLSS.OB), a developer and manufacturer of medical and dental equipment. Ms. Bernhard holds a Bachelor of Science from St. John’s University.

          ROBERT M. GUTKOWSKI became a director in December 2006 upon the effectiveness of our initial public offering. He is the founder, president and chief executive officer of Marketing Group International, a provider of consulting services to businesses in the sports and entertainment industries. He advised the New York Yankees in regard to the creation of the YES Network, a regional sports and entertainment network. He previously served as chief executive officer of the Marquee Group, Inc., a worldwide sports and entertainment firm that managed, produced and marketed sports and entertainment events and provided representation for athletes, entertainers and broadcasters. From 1991 until 1994, he was president of Madison Square Garden, Inc. where he was responsible for the operations of the New York Knickerbockers basketball team, the New York Rangers hockey club and MSB Communications, which included the MSG Television Network. Mr. Gutkowski was a member of the board of directors of EuroTrust A/S, (Nasdaq: EURO) from May 2004 through May 2006.

          HYUN (JOYCE) PARK became a director in 2009. She has been the First Vice President and a manager at Hanmi Bank, a California community bank, since August 2002. Ms. Park has a background in compliance and auditing from her experience as an internal auditor at Nara Bank, N.A., from March 2000 through August 2002 and a staff auditor for Deloitte & Touche, LLP, from November 1997 through March 2000. She holds a Bachelor of Science in Business Administration from California State University, Northridge.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

          Under our bylaws, the number of directors constituting the whole Board may not be less than three or more than eleven. The current number of directors constituting the whole Board is five.

          Directors are elected annually at the annual meeting of shareholders to hold office for one year and until their successors are duly elected and qualified. Board vacancies resulting from resignations, retirements, removals or newly created seats resulting from an increase in the number of directors, may be filled by a majority vote of the director(s) then in office.

          Except as otherwise described herein, the nominees named below are presently members of the Board. Each nominee has consented to serve as a director if elected at this year’s Meeting. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that the Board may nominate as a substitute. Proxies cannot be voted for a greater number of persons than the number of nominees shown below.

Nominees standing for election to the Board

Name	Age	Title

William Tan	67	Chairman of the Board

Ian Colin Edmonds	38	Chief Executive Officer, President, Interim Chief Financial Officer and Director

Leslie Bernhard	66	Director

Robert M. Gutkowski	62	Director

Hyun Park	38	Director

          The principal occupation and business experience for at least the last five years for each of the nominees is set forth above.

The Board Unanimously Recommends A Vote FOR The Election Of The Foregoing Nominees
And Proxies That Are Signed And Returned Will Be So Voted
Unless Otherwise Instructed.

*          *          *          *          *

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information concerning the beneficial ownership of the outstanding shares of Common Stock as of the Record Date by: (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and director nominee, (iii) each of the Named Executive Officers in the Summary Compensation Table below, and (iv) all directors and executive officers as a group.

	Common Stock

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Class(3)

Directors and Named Executive Officers
William Tan	2,406,120	(4)	44.9%
Ian Colin Edmonds	2,405,120	(5)	44.9%
Mimi Tan	7,000	(6)	*
Ramin Salehi	7,000	(6)	*
Leslie Bernhard	30,000	(6)	*
Robert M. Gutkowski	30,000	(6)	*
Hyun (Joyce) Park	10,000	(6)	*
All Directors and
Executive Officers as a Group (7 persons)	2,846,370	(7)	49.0%

5% Shareholders

Zunicom, Inc.	2,048,870		41.0%
4315 W. Lovers Lane
Dallas, TX 75209

Randy Hardin	475,000	(8)	8.7%
370 Town East Blvd
Sunnyvale, TX 75182

Wilen Management Co. Inc	682,999		13.7%
2360 W Jopa Rd, Ste 226
Lutherville, MD 21093

L. O. Heidtke (9)	282,442		5.6%
201 4th Avenue, North, Ste. 1950
Nashville, TN 37219

Julian Tymczysz	275,637		5.5%
11 King George St.
Greenwich, London SE10
United Kingdom

*	Less than 1.0%.
(1)	Unless indicated otherwise, all addresses are c/o Universal Power Group, Inc., 1720 Hayden Road, Carrollton, TX 75006.
(2)

Except as otherwise indicated and subject to applicable community property and similar laws, we assume that each named person has the sole voting and investment power with respect to his or her shares, other than shares subject to options.

(3)

Percent of Class is based on 5,000,000 shares of Common Stock outstanding as of the Record Date. In addition, shares which a person had the right to acquire within 60 days are also deemed outstanding in calculating the percentage ownership of the person but not deemed outstanding as to any other person.

(4)

Includes (i) 356,250 shares underlying options; (ii) 2,048,870 shares owned by Zunicom over which Mr. Tan has voting control by virtue of the fact that he is a director of Zunicom; and (iii) 1,000 shares owned by Placement & Acceptance, Inc., a British Virgin Islands corporation, of which Mr. Tan is a director.

(5)

Includes (i) 356,250 shares underlying options; and (ii) 2,048,870 shares owned by Zunicom over which Mr. Edmonds has voting control by virtue of the fact that he is a director of Zunicom. Mr. Edmonds does not own any shares of Common Stock directly.

(6)	Represents shares underlying options.
(7)

Includes (i) 2,048,870 shares owned by Zunicom over which Messrs. Tan and Edmonds have voting control by virtue of the fact that they are directors of Zunicom; (ii) 1,000 shares owned by Placement & Acceptance, Inc. over which Mr. Tan has voting control; and (iii) 796,500 shares underlying options held by all directors and executive officers as a group.

(8)	Represents shares underlying options. The options expire December 19, 2016. Mr. Hardin resigned as an officer and director on January 21, 2009.
(9)	Mr. Heidtke is the General Partner of MidSouth Investment Fund, LP, the record owner of the shares.

          As of the Record Date, we were not aware of any pledges of Common Stock which may at a subsequent date result in a change in control of the company.

CORPORATE GOVERANCE AND BOARD COMMITTEES

Board Composition

          The Board currently consists of five directors. Each director is elected for a term of one year and serves until a successor is duly elected and qualified or until his or her death, retirement, resignation or removal. Mr. Tan, Chairman of the Board, is the father of Mimi Tan and the father-in-law of Ian Edmonds.

Disclosure of Director Qualifications

          The Board, acting through the Corporate Governance and Nominating Committee, is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a Board. The Corporate Governance and Nominating Committee regularly reviews the composition of the Board in light of changing circumstances, its assessment of the Board’s performance, and the inputs of stockholders and other key constituencies.

          The Corporate Governance and Nominating Committee looks for certain characteristics common to all Board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service.

          In addition, the Corporate Governance and Nominating Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the Board confronts. These individual qualities can include matters like experience in the company’s industry, technical experience (for example, financial or technological expertise), experience gained in situations comparable to the company’s (e.g., financial service companies, growth companies, and companies that grow through acquisitions), leadership experience, and relevant geographical experience.

Director Independence

          A majority of the Board is independent, as required by and as defined in Section 803(A) of the NYSE Amex listing standards. We believe that Mr. Gutkowski, Ms. Bernhard and Ms. Park are independent under those standards. Under the NYSE Amex listing standards, generally a director is considered independent as long as he or she does not have a relationship with us or management that would interfere with the exercise of independent judgment in carrying out the director’s responsibilities.

          In determining director independence, the Board applies the independence standards set by NYSE Amex. In its application of such standards, the Board takes into consideration all transactions with independent directors and the impact of such transactions, if any, on any of the independent directors’ ability to continue to serve on the Board. To that end, for the fiscal year ended 2009, the Board considered all the fees paid to the independent directors disclosed below in “Item 11 – Executive Compensation – Compensation of Directors”, and determined that those transactions were within the limits of the independence standards set by NYSE Amex and did not impact their ability to continue to serve as independent directors.

Board Meetings

          The Board met six times during 2009. A majority of the directors attended all of the meetings of the Board. All persons who were directors during 2009 attended at least 75% of these meetings. Absent special circumstance, each director is expected to attend the annual meeting of shareholders.

Committees Established by the Board

          The Board has established three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each committee is made up entirely of independent directors.

          Audit Committee. The Audit Committee members consist of Leslie Bernhard, who serves as chairperson, and Robert Gutkowski. The Board has determined that Ms. Bernhard is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, and “independent” for purposes of NYSE Amex listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

          The Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with auditors and audits of financial statements. Specifically, the Audit Committee’s responsibilities include the following:

•	selecting, hiring and terminating our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	approving the audit and non-audit services to be performed by the independent auditors;

•	reviewing the design, implementation and adequacy and effectiveness of our internal controls and critical policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and other accounting matters;

•	with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations; and

•	preparing the report that the SEC requires in our annual Proxy Statement.

          Compensation Committee. The Compensation Committee members consist of Leslie Bernhard, as chairperson, and Hyun (Joyce) Park. The Compensation Committee assists the Board in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include the following:

•	determining the compensation (including, base salary and bonus) and benefits payable to our chief executive officer;

•	determining, approving and/or recommending to the Board, the compensation and benefits payable to our other executive officers;

•	reviewing the performance objectives and actual performance of our officers; and

•	administering our stock option and other equity and incentive compensation plans.

The chief executive officer may not be present during any deliberations on his compensation.

          The Compensation Committee operates under a formal charter, which is available on the Company’s website at http://www.upgi.com and by clicking on the Investor Relations section then going to the “Corporate Goverance” link. The Compensation Committee charter sets forth in detail the duties and responsibilities of the Compensation Committee.

          Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists Hyun (Joyce) Park, as chairperson, and Robert M. Gutkowski. The Corporate Governance and Nominating Committee assists the Board by identifying and recommending individuals qualified to become members of the Board, reviewing correspondence from our shareholders and establishing and overseeing our corporate governance guidelines. Specific responsibilities include the following:

•	evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•	establishing a policy for considering shareholder nominees to the Board;

•	reviewing our corporate governance principles and making recommendations to the Board regarding possible changes; and

•	reviewing and monitoring compliance of our code of ethics and insider trading policy.

          The Corporate Governance and Nominating Committee operates under a formal charter, which is available on the Company’s website at http://www.upgi.com and by clicking on the Investor Relations section then going to the

“Corporate Goverance” link. The Corporate Governance and Nominating Committee charter sets forth in detail the duties and responsibilities of the Corporate Governance and Nominating Committee.

          In late 2008 the Board established the Sourcing Committee, a special committee that was tasked to independently monitor our relationships with our overseas suppliers and independent purchasing agents and to report back to the Board on the status of these relationships. Given the importance of these relationships to our business and operations and given the fact that there were no written binding agreements governing these relationships, the Board felt that it was important that it be directly involved in assessing the nature and value of these relationships to the Company, and in the oversight and monitoring of these relationships. The Board appointed Leslie Bernhard as chairman of the Sourcing Committee and Ian Edmonds as the other member of the Committee. As a result of the findings and recommendations of the Sourcing Committee, in 2009 we terminated our relationship with our principal independent purchasing agent and entered into a written agreement with our largest overseas supplier.

Shareholder Recommendation for Director Nominations

          As noted above, the Corporate Governance and Nominating Committee considers and establishes procedures regarding recommendations for nomination to the Board, including nominations submitted by shareholders. Recommendations of shareholders should be sent to us in a timely manner, either in person or by certified mail, to the attention of our Corporate Secretary. Any recommendations submitted to our Corporate Secretary should be in writing and should include whatever supporting material the shareholder considers appropriate in support of that recommendation but must include the information that would be required to be disclosed under the Securities and Exchange Commission’s (“SEC”) rules in a Proxy Statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as our director if elected. The Corporate Governance and Nominating Committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Corporate Governance and Nominating Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Corporate Governance and Nominating Committee may conduct interviews, obtain additional background information and conduct reference checks of the candidate, among other things. The Corporate Governance and Nominating Committee may also ask the candidate to meet with management and other members of the Board.

Communications with Non-Management Members of the Board

          Our Corporate Goverance Policies set forth a process by which shareholders and other interested third parties can send communications to the non-management members of the Board. When interested third parties have concerns, they may make them known to the non-management directors by communication via http://upgi.silentwhistle.com/ethfeedback/index.jsp or toll free number (800)561-7480. All such correspondence is provided to the presiding chairman at, or prior to, the next executive session held at a regular Board meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Corporate Governance

          The Board has adopted a resolution that any transactions between us and another person or entity who is deemed to be an “affiliate” or a related party must be approved by a majority of our disinterested directors.

Transactions with Related Parties

          From January 1, 2009 through December 31, 2009 we engaged in the following related party transactions:

          Immediately before our IPO, we declared a $3 million dividend payable to our former parent Zunicom. The dividend is evidenced by a note payable, which had a maturity date of June 20, 2012 and which bore interest at the rate of 6% per annum. Interest on the unpaid principal amount of this note was payable quarterly, in arrears, and quarterly principal payments of $187,500 began September 20, 2008. The $2.062 million balance of the note less a 7.5% discount for early extinguishment was paid on December 16, 2009.

          Immediately before the IPO, we issued a note to Zunicom in the original principal amount of $2.85 million, representing the value of Zunicom’s net operating losses that we were able to use to offset our taxable income in the years prior to the IPO. The note bore interest at the rate of 6% per annum and matured on June 20, 2012. Interest on the unpaid principal amount of this note was payable quarterly, in arrears, and quarterly principal payments of $178,125 began September 20, 2008. The $1.959 million balance of the note less a 7.5% discount for early extinguishment was paid on December 16, 2009.

          On December 12, 2008, we entered into a separation agreement with our former chief financial officer under which we agreed to pay him severance of approximately $147,000 and to provide him with health insurance coverage for as long as he is eligible to participate in our health insurance plan under COBRA. For the year ended December 31, 2009, we paid him a total of $142,287 in cash and paid approximately $11,609 in health insurance premiums on his behalf. We have no further obligations to him for cash payments although we continue to pay health insurance costs on his behalf.

          On January 21, 2009 we entered into a Separation Agreement with Mr. Hardin under which his employment agreement was terminated. Under the Separation Agreement, we agreed to continue to pay Mr. Hardin his annual base salary and to reimburse him for the costs of his healthcare insurance coverage through January 21, 2011 (the “Restricted Period”) to the same extent we paid for such insurance immediately prior to the termination of his employment agreement. Mr. Hardin agreed that he will not during the Restricted Period (i) compete with us in any of our lines of business including our battery and related power accessory business and our third party logistics business; (ii) solicit or hire any of our employees; or (iii) encourage any person or entity that has an existing business relationship with us to curtail or cancel its relationship with us. In addition, Mr. Hardin agreed not to disclose any of our confidential or proprietary information.

Director Compensation

          Our “independent” directors receive the following compensation:

•	An annual retainer fee of $10,000;

•	$500 plus reimbursement for actual out-of-pocket expenses incurred in connection with attending each Board meeting in person and $200 for attending each Board meeting telephonically;

•

A stock option grant covering 10,000 shares upon his or her election or re-election to the Board. The options are exercisable immediately at a price per share equal to the fair market value of the stock on the date of grant;

•

Each Committee member receives $500 plus reimbursement for actual out-of-pocket expenses incurred in connection with attending each Committee meeting in person or $200 for attending each Committee meeting telephonically, unless the Committee meeting immediately follows or precedes a Board meeting in which case the amounts are $200 for each meeting attended in person or $100 for each meeting attended telephonically; and

•

The Chairman of the Audit Committee receives an annual fee of $5,000 and the Chairmen of the Compensation Committee and Corporate Governance and Nominating Committee each receives an annual fee of $2,500.

                  The following table presents information relating total compensation for our non-employee directors for the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash		Option Awards(1)		All Other Compensation		Total

William Tan	$—		$—		$4,845	(2)	$4,845
Leslie Bernhard	$87,983	(3)	$5,897	(1)	$—		$93,880
Robert M. Gutkowski	$14,875		$5,897	(1)	$14,225	(2)	$34,997
Joyce Park	$5,275		$5,897	(1)	$—		$11,172
William Bailey	$10,250		$—		$15,805	(2)	$26,055
Bert Calvert	$7,133		$5,897	(1)	$—		$13,030

(1)	2009 expense as calculated for a stock option grant covering 10,000 shares of our common stock.
(2)	Includes medical insurance through company plans.
(3)	Reflects fees paid to Ms. Bernhard in her capacities as chairperson of both the Audit and Sourcing Committees.

EXECUTIVE COMPENSATION

Summary of Compensation

          The following table sets forth certain information with respect to compensation for the two-year period ended December 31, 2009 earned by or paid to our chief executive officer and our two other most highly compensated executive officers, which are referred to as the Named Executive Officers.

          We recorded compensation expense in our Financial Statements for the year ended December 31, 2009 with respect to the awards included in this table since the awards were effective and fully vested at the end of 2009.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Cash Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Randy Hardin(1)	2009	242,000	—	—	34,964(2)	279,964
Former President and CEO	2008	242,000	178,707	—	36,229(2)	456,935

Ian Edmonds (3)	2009	234,298	320,671	—	11,010(2)	565,979
President, CEO, Interim CFO(3)	2008	214,500	58,000	—	30,519(2)	303,019

Mimi Tan	2009	168,036	65,000	—	5,547(3)	243,273
SVP Business	2008	166,113	46,000	—	5,628(3)	222,431
Development & Marketing

Ramin Salehi	2009	121,150	65,000	—	5,260(3)	191,411
SVP of Operations	2008	117,442	42,000	—	5,341(3)	164,784

(1)	Mr. Hardin resigned on January 21, 2009. For 2009, we included amounts paid under his Separation Agreement.
(2)	Car lease, medical insurance and long-term disability insurance payments.
(3)	Appointed Interim CEO, President and CFO on January 21, 2009. On June 1, 2009, he became the permanent CEO and President but remained as Interim CFO.
(4)	Car lease, medical insurance and long-term disability insurance payments.
(5)	Medical insurance and long-term disability insurance payments.

Employment Agreements and Arrangements

          On August 12, 2009, we entered into an employment agreement (the “Agreement”), effective as of June 1, 2009 (the ‘Effective Date”), with Ian Edmonds, our President and Chief Executive Officer for his continued employment with us in such positions for a term beginning on the Effective Date and ending on May 31, 2014; provided, however, beginning on June 1, 2010 and on each anniversary of such date thereafter, the term will automatically be extended by an additional year unless either party provides at least 180 days prior written notice to the other of its election not to extend the term by another year. Under the Agreement, he will continue to earn a base salary of $250,000 per annum plus an annual cash bonus equal in amount to seven and one-half percent (7 1/2%) of our net income before provision for income taxes, as adjusted, provided we meet or exceed the annual targeted performance levels established by our Compensation Committee each year. Mr. Edmonds is entitled to participate on the same basis as other senior executives in any of our benefit plans or programs available to them. In addition, the Agreement also provides, generally, that during the employment term and for the two-year period immediately following the end of such term, Mr. Edmonds shall not compete with us, solicit any of our employees for hire by an unaffiliated entity or knowingly release any of our confidential information, without the prior approval of our Board.

Outstanding Equity Awards

          The following table sets forth certain information with respect to outstanding equity awards at December 31, 2009 with respect to the Named Executive Officers. At December 31, 2009, there were no unvested stock awards.

Outstanding Equity Awards at Fiscal Year-End

Option Awards

Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date

Randy Hardin
Former President & CEO (1)	475,000(1)	7.00	12/19/2016

Ian Edmonds
President, CEO and Interim CFO	356,250(2)	7.00	12/19/2016

Mimi Tan
SVP Business Development & Marketing and Corporate Secretary	7,000(3)	7.00	12/19/2016

Ramin Salehi
SVP of Operations	7,000(3)	7.00	12/19/2016

(1)	Resigned effective January 21, 2009. At the time of his resignation, his options were fully vested and were not forfeited.
(2)	Options are fully vested at December 31, 2006.
(3)	Options are fully vested at December 31, 2007.

Option Exercises

          No options were exercised and no stock was awarded or vested.

Compensation Committee Interlocks and Insider Participation

          None of our executive officers serve as a member of the Board or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee. None of the persons who are members of our Compensation Committee have ever been employed by us.

Equity Compensation Plan Information

          The following table summarizes the options granted under the Plan as well as options and warrants granted outside the Plan as of December 31, 2009. The shares covered by outstanding options are subject to adjustment for changes in capitalization stock splits, stock dividends and similar events.

	Equity Compensation Plan Table

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation Plans Approved By Security Holders

Grants under the 2006 Stock Option Plan	1,371,842	$6.65	628,158

Equity Compensation Plans Not Approved By Security Holders

Warrants (1)	300,000	$8.40	Not applicable

Common Stock Options (2)	20,000	$7.00	Not applicable

Total	1,691,842	$6.96	628,158

(1)

The warrants, issued in connection with our initial public offering in December 2006, are exercisable at $8.40 per share any time beginning 365 days after the grant date and until the fifth anniversary of that date.

(2)

On March 21, 2007, the Company issued stock options to non-employees to purchase 20,000 shares of Common Stock at an exercise price of $7.00 per share vesting over three years and expiring December 19, 2016.

PROPOSAL NO. 2
APPROVAL OF AMENDMENTS TO THE 2006 STOCK OPTION PLAN TO PROVIDE FOR AWARDS OF SHARES OF
RESTRICTED COMMON STOCK AND TO ALLOW FOR THE REPRICING OF OPTIONS UNDER LIMITED
CIRCUMSTANCES

          The Board adopted resolutions approving the following amendments to the Plan: (a) provide for awards of up to 350,000 shares of restricted common stock (the “Restricted Stock Amendment”); and (b) allow for the repricing of options under limited circumstances (the “Repricing Amendment” and, together with the Restricted Stock Amendment, the “Amendments”), and directing that the proposed Amendments be submitted to a vote of the shareholders at the Meeting. Each Amendment will be voted on separately. The Board determined that the Amendments are in the Company’s best interests and recommends approval by the shareholders. A copy of the proposed Amendments is attached as Appendix A to this Proxy Statement.

Background and Reason for the Proposal

          In order to continue our program of equity-based incentive compensation to attract and retain the personnel necessary for our success and to provide more flexibility to the Compensation Committee, our Board has approved the Amendments. The Board’s reasons for the Amendments are as follows:

•

With respect to the Restricted Stock Amendment, our Board believes that the ability to grant shares of restricted stock as well as options will enhance our ability to provide incentives to employees, directors and consultants whose performance contribute to our long-term success and growth; and will increase the identity of interests of such people with those of our shareholders which will help build loyalty to us through recognition and the opportunity for stock ownership. As proposed, the Amendment would authorize the Compensation Committee to grant up to 350,000 shares of restricted stock under the Plan.

•

With respect to the Repricing Amendment, our Board believes that the ability to reprice outstanding options will give us the flexibility we need to effectively continue our program of equity-based incentive compensation to attract and retain the personnel necessary for our success. When exercise prices of outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the fair market value of our common stock, our Board believes it unlikely that these options will be exercised in the near future and as a result will not provide the incentives to our employees that the options were intended to provide.

          The Plan was adopted in December 2006 to attract and retain the personnel necessary for our success and is administered by the Compensation Committee. Except as may otherwise be provided in the Plan, the Compensation Committee has complete authority and discretion to determine the terms of awards.

          The Plan gives us the ability to provide incentives through grants of stock option awards to our key employees, consultants and directors (other than directors that are not compensated for their time by us or receive only a director’s fee). As of August 31, 2010, the approximate number of employees who are eligible to participate in the Plan is 83, the approximate number of non-employee board members who will be eligible to participate in the Plan is four and we do not currently have any consultants that we are considering for participation in the Plan. The Plan will be administered by the Compensation Committee.

          As of August 31, 2010, we had outstanding options covering a total of 1,371,842. Of these options, 475,000 are held by Randy Hardin, our former chief executive officer, 356,250 are held by Ian Edmonds, our current Chief Executive Officer, President and Interim Chief Financial Officer and 356,250 are held by William Tan, our Chairman. These options were granted in December 2006 and have an exercise price of $7.00 per share. The options granted to Messrs. Hardin and Edmonds were in fulfillment of our obligation under their then existing employment agreements. The balance of the outstanding options, 184,342, are held by various officers and other key employees and directors and have a weighted average exercise price of $4.39. On August 31, 2010, the closing price for our stock was $3.25 per share and accordingly 760,592 outstanding options would be eligible for repricing under the proposed amendment, excluding the options held by our former chief executive officer. None of our directors, executive officers and key employees own any of our stock directly.

          A total of 2,000,000 shares, representing 40% of the total number of shares issued and outstanding, are reserved for issuance under the Plan. If an award expires or terminates unexercised or is forfeited to us, or shares covered by an award are used to fully or partially pay the exercise price of an option granted under the Plan or shares are retained by us to satisfy tax withholding obligations in connection with an option exercise or the vesting of another award, those shares will become available for further awards under the Plan.

          The Plan authorizes the granting of options, including options that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. The Compensation Committee determines the period of time during which a stock option may be exercised, as well as any vesting schedule, except that no stock option may be exercised more than 10 years after its date of grant. The exercise price for shares of our common stock covered by an incentive stock option cannot be less than the fair market value of our common stock on the date of grant; provided that that exercise of an incentive stock option granted to an eligible employee that owns more than 10% of the voting power of all classes of our capital stock must be at least 110% of the fair market value of our common stock on the date of grant. The aggregate fair market value of shares subject to an incentive stock option exercisable for the first time by an option holder may not exceed $100,000 in any calendar year.

          As amended, the Plan authorizes the Compensation Committee to grant of up to 350,000 shares of restricted stock awards on terms and conditions established by the Compensation Committee, including the period during which the shares are not transferable and are subject to forfeiture. In addition, as amended the Plan would authorize the repricing of the exercise prices of outstanding options upon the approval by at least a majority of our Board’s “independent directors” (as defined under the applicable rules of the Stock Exchange or Stock Market where our common stock is then listed) and only if the fair market value per share of our common stock is less than 80% of the exercise price per share of the outstanding option.

          The Board may terminate the Plan without shareholder approval or ratification at any time. Unless sooner terminated, the Plan will terminate in December, 2016. The Board may also further amend the Plan, provided that no amendment will be effective without approval of our shareholders if shareholder approval is required to satisfy any applicable statutory or regulatory requirements.

Federal Income Tax Consequences

          Non-qualified Stock Options. The grant of non-qualified stock options will have no immediate tax consequences to us or the optionee. The exercise of a non-qualified stock option will require the optionee to include in his gross income the amount by which the fair market value of the acquired shares on the exercise date (or the date on which any substantial risk of forfeiture lapses) exceeds the option price. Upon a subsequent sale or taxable exchange of the shares acquired upon exercise of a non-qualified stock option, the optionee will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

          We will be entitled (provided applicable withholding requirements are met) to a deduction for Federal income tax purposes at the same time and in the same amount as the optionee is in receipt of income in connection with the exercise of a non-qualified stock option.

          Incentive Stock Options. The grant of an incentive stock option will have no immediate tax consequences to the employee. Companies are required to recognize an immediate expense from the grant of incentive stock options. If the employee exercises an incentive stock option and does not dispose of the acquired shares within two years after the grant of the incentive stock option nor within one year after the date of the transfer of such shares to him (a “disqualifying disposition”), he will realize no compensation income and any gain or loss that he realizes on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. For purposes of calculating the employee’s alternative minimum taxable income, however, the option will be taxed as if it were a non-qualified stock option.

          Restricted Common Stock. Generally, unless the participant elects, pursuant to Section 83(b) of the Code to recognize income in the taxable year which the Restricted Stock had been awarded, the participant is required to recognize income for federal income tax purposes in the first taxable year during which the participant’s rights over the Restricted stock are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. At such time, we will be entitled (provided applicable withholding requirements are met) to a deduction for Federal income tax purposes.

The Board Unanimously Recommends A Vote FOR The Approval Of All Of The Amendments
To The 2006 Stock Option Plan And Proxies That Are Signed And
Returned Will Be So Voted Unless Otherwise Instructed.

*          *          *          *          *

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS

          BKD, LLP (“BKD”) has been our auditors since June 2009 when KBA Group LLP (“KBA”), who had been our independent auditor since 2006, joined BKD. BKD’s audit report appears in our annual report for the fiscal year ended December 31, 2009. A representative of BKD will be at the Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

          The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. Selection of the independent accountants is not required to be submitted to a vote of our shareholders for ratification. However, the Board is submitting this matter to shareholders as a matter of good corporate practice. On August 27, 2010, our Audit Committee approved the engagement of BKD as our independent accountants for the fiscal year ending December 31, 2010. If the shareholders fail to ratify the selection of BKD, the Audit Committee will take that into consideration and may retain another firm without re-submitting the matter to the shareholders, to audit our accounts for the 2010 fiscal year. Even if shareholders ratify the selection of BKD, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board Unanimously Recommends A Vote FOR The Ratification of the Appointment Of The Independent Auditors And Proxies That Are Signed And Returned Will Be So Voted Unless Otherwise Instructed
* * * * *

REPORT OF THE AUDIT COMMITTEE TO THE BOARD

          The Audit Committee of the Board is responsible for providing oversight of our accounting and financial reporting functions. The Board appoints the Audit Committee and its chairman annually, with the committee consisting of at least three directors. The Audit Committee operates under a formal charter, which is available on the Company’s website at http://www.upgi.com and by clicking on the Investor Relations section then going to the “Corporate Goverance” link. The Audit Committee charter sets forth in detail the duties and responsibilities of the Audit Committee.

          The Audit Committee received the written disclosures and the letter from BKD, the Company’s independent registered public accounting firm, that are required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the rules and regulations of the SEC, the Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm to the Company for the fiscal year ended December 31, 2009 is compatible with maintaining BKD’s independence and has discussed with BKD the firm’s independence from the Company.

          Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and issuing a report thereon.

          The Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vo. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee reviewed and discussed with management and the Company’s independent registered public accounting firm, the audited financial statements of the Company for the year ended December 31, 2009.

          Based on the above-mentioned reviews and discussions with management and the Company’s independent registered public accounting firm, the Audit Committee, exercising its business judgment, recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

          This report is submitted on behalf of the members of the Audit Committee:

Leslie Bernhard, Chairman Robert M. Gutkowski

PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

          The Board has reviewed the following audit and non-audit fees we paid to our independent public accountants for purposes of considering whether such fees are compatible with maintaining the auditor’s independence. The policy of the Board is to pre-approve all audit and non-audit services performed by its independent public accountants before the services are performed.

          Audit Fees. Fees billed for service rendered by BKD for the audit of the financial statements and for the reviews of our Form 10-Q filings were approximately $40,000 for 2009 and $0 for 2008. Fees billed for service rendered by KBA for the audit of the financial statements and for the reviews of our Form 10-Q filings were approximately $140,000 for 2009 and approximately $165,000 for 2008.

          Audit-Related Fees. None

          Tax Fees. Aggregate fees billed for permissible tax services rendered by BKD consisted of $70,000 for 2009 and $0 for 2008. These amounts include tax consulting, preparation of federal and state income tax returns and franchise tax returns. Aggregate fees billed for permissible tax services rendered by KBA consisted of approximately $14,000 for 2009 and approximately $34,000 for 2008. These amounts include tax consulting, preparation of federal and state income tax returns and franchise tax returns.

          All Other Fees. Fees billed for services rendered by KBA for review of our annual Proxy Statements and Form 8-K filings were $0 for 2009 and approximately $6,000 for 2008.

ANNUAL REPORT TO SHAREHOLDERS

          We have enclosed our 2009 Annual Report for the fiscal year ended December 31, 2009 (“Annual Report”) with this Proxy Statement. The Annual Report includes our audited financial statements for the fiscal year ended December 31, 2009, along with other financial information and management discussion about us, which we urge you to read carefully.

          Our annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC, is included in the Annual Report, which accompanies this Proxy Statement.

          You can also obtain, free of charge, a copy of our annual report on Form 10-K by:

•	accessing the Investor Relations section of our website at http://www.upgi.com and clicking on the “SEC Filings” link:

•	writing to:

Universal Power Group, Inc. – Investor Relations 1720 Hayden Drive Carrollton, TX 75006; or

•	telephoning us at: (469) 892-1122.

          You can obtain a copy of our annual report on Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at http://www.sec.gov.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

          Shareholders interested in presenting a proposal for consideration at the Annual Meeting of Shareholders in 2011 must follow the procedures found in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy materials relating to our 2011 annual meeting of shareholders, all qualified proposals must be received by our Investor Relations Coordinator no later than May 11, 2011. A shareholder’s notice must set forth, as to each proposed matter: (i) as to each person whom the shareholder proposes to nominate for election to the Board, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-12 thereunder; (ii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment; (iii) the name and address, as they appear on our books, of the shareholder proposing such business; (iv) the number of shares of Common Stock which are beneficially owned by such shareholder; (v) a representation that the shareholder is a holder of record of shares of Common Stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; and (vi) any financial interest of the shareholder in such proposal or nomination.

          On August 25, 2010, the SEC adopted new Exchange Act Rule 14a-11, which will permit shareholders or groups holding 3% of the voting power of U.S. public companies who have held their shares for at least three years to include director nominees in company proxy materials. In addition, the SEC also amended Rule 14a-8 to provide that companies may not exclude from their proxy materials shareholder proposals that seek to establish less restrictive proxy access procedures, and adopted a number of related rule amendments intended to facilitate proxy access. The new rules will be effective 60 days after their publication in the Federal Register, and Rule 14a-11 will apply for a company’s 2011 annual meeting if the first anniversary of the mailing of the 2010 proxy materials occurs within 120 days of effectiveness. However, the compliance date of Rule 14a-11 for smaller reporting companies has been delayed for a period of three years from the effective date.

Section 16(a) Beneficial Ownership Reporting Compliance

          Based on a review of the Forms 3, 4 and 5 submitted during and with respect to the year ended December 31, 2009, there have been no untimely filings of such required forms

Other Information

          The expenses of preparing and mailing this Proxy Statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be borne by us. In addition to the use of mailings, proxies may be solicited by personal interview, telephone and by our directors, officers and regular employees without special compensation therefore. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for benefical owners of Common Stock.

          Unless contrary instructions are indicated on the proxy card, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted “FOR” all of the proposals described in this Proxy Statement.

Householding

          The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address, although each shareholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s proxy statement or annual report from us directly, please contact us by:

•	writing to:

Universal Power Group, Inc. – Investor Relations 1720 Hayden Drive Carrollton, TX 75006; or

•	telephoning us at: (469) 892-1122.

OTHER MATTERS

          The Board does not know of any other matters that are to be presented for action at the Meeting. Should any other matter come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to
Be Held on Thursday, October 7, 2010:

The proxy materials for the Annual Meeting, including the Annual Report and the Proxy
Statement are available at http://www.upgi.com.

BY ORDER OF THE BOARD

Mimi Tan, Corporate Secretary

Dated: September 7, 2010

APPENDIX A

AMENDMENT TO THE UNIVERSAL POWER GROUP, INC. 2006 STOCK OPTION PLAN

          A. The Universal Power Group, Inc. 2006 Stock Option Plan (the “Plan”) is hereby amended as follows:

1. The Plan is hereby amended to provide for the grant of restricted shares of Stock. In order to effectuate this amendment, the following sections of the Plan are hereby amended:

          (a) Section 1 is amended by deleting the second sentence thereof and replacing it with the following sentence:

          “The Plan provides for the grant (i) of Options, including “incentive stock options” and nonqualified stock options” and (ii) shares of restricted common stock.”

          (b) Section 2(a) of the Plan is amended to read as follows:

          ‘“Award’ means any Option or shares of Restricted Stock granted under the Plan.”

          (c) Sections 2(u) and 2(v) are hereby redesignated as Sections 2(v) and 2(w), respectively and the following new section 2(u) is hereby inserted:

          ‘“Restricted Stock’ means shares of Stock that are granted pursuant to Section 6(c) of the Plan and that are nontransferable and/or subject to a risk of forfeiture.”

          (d) Section 5 is amended by deleting the first sentence thereof and replacing it with the following sentence:

          “The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 2,000,000, of which up to three hundred and fifty thousand (350,000) shares may be Restricted Stock grants.”

          (e) The following new subsection (c) is added to Section 6 of the Plan:

          “(c) The Committee is authorized to grant shares of Restricted Stock to Grantees on the following terms and conditions:

          (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

          (ii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing restricted Stock are registered in the name of the participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

          (iii) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted

A-1

Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.”

2. The Plan is hereby amended to permit the re-pricing of outstanding Options. In order to effectuate this amendment, the Plan is hereby amended as follows:

          (a) The last sentence of the first paragraph of Section 3 is hereby deleted in its entirety.

          (b) The following paragraph is hereby inserted in between the first and second paragraphs of Section 3:

          “Notwithstanding any other provisions under the Plan, no action shall be taken under the Plan to (i) lower the exercise prices of any Options after they are granted, (ii) exchange Options for Options with lower exercise prices or (iii) take any other action that is treated as a “re-pricing” of stock options under generally accepted accounting principles; provided, however, that such actions shall be permitted to the extent approved by at least a majority of the Board’s “independent directors” (as defined under the applicable rules of the Stock Exchange or Stock Market where the Stock is then listed) and only if the Fair Market Value per share of Stock is less than 80% of any such Option’s exercise price per share of Stock. To the extent that any such approved action would be treated as a grant of a new Option under Section 162(m) of the Code (for individuals who are “covered employees” under Section 162(m) of the Code at the time of such action) or under Sections 422 or 424 of the Code (for Options intended to retain their status as ISOs), the new grants shall be deemed to have been made under the Plan (or any successor plan thereto).”

          B. The foregoing amendments to the Plan shall not take effect until they have been adopted by the Board of Directors of the Company and approved by the Company’s shareholders in accordance with the Company’s bylaws and applicable law.

          C. Except as otherwise set forth in this Amendment, the terms and provisions of the Plan shall remain in full force and effect as when originally adopted or as previously amended.

          D. Capitalized terms used in this amendment shall have the meaning ascribed to such terms in the Plan.

A-2

APPENDIX B
PROXY CARD

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

UNIVERSAL POWER GROUP, INC.
1720 HAYDEN DRIVE
CARROLLTON, TX 75006
(469) 892-1122 Telephone
(469) 892-1201 Facsimile

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON THURSDAY OCTOBER 7, 2010

The undersigned hereby appoints William Tan and Ian Edmonds as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Universal Power Group, Inc. held of record by the undersigned at the close of business on August 31, 2010, at the Annual Meeting of Shareholders of Universal Power Group, Inc. (the “Company”), to be held at Westin Galleria - Dallas located at 13340 Dallas Parkway, 2nd Floor, Dallas, Texas 75240 at 10:00 a.m., CDT, on Thursday, October 7, 2010, or any adjournment thereof.

* * * * * *

Important Notice Regarding Internet Availability of Proxy Materials for the Annual
Meeting to Be Held on Thursday, October 7, 2010:

The proxy materials for the Annual Meeting, including the Annual Report and the Proxy
Statement are available on UPG’s website at
http://www.upgi.com.
* * * * * *

INSTRUCTIONS: PLEASE INDICATE YOUR SELECTION BY PLACING AN “X” IN THE APPROPRIATE BOXES BELOW.

1. ELECTION OF DIRECTORS — Nominees: William Tan, Ian Edmonds, Leslie Bernhard, Robert M. Gutkowski and Hyun (Joyce) Park

FOR election of all nominees:	☐

WITHHOLD vote from all nominees	☐

FOR all nominees,	☐
EXCEPT for nominee(s) listed below from whom Vote is withheld

2. AMEND THE COMPANY’S 2006 STOCK OPTION PLAN TO:

(A) PROVIDE FOR AWARDS OF UP TO 350,000 SHARES OF RESTRICTED COMMON STOCK; AND

☐ FOR	☐ AGAINST	☐ ABSTAIN

(B) ALLOW FOR REPRICING OF OPTIONS UNDER LIMITED CIRCUMSTANCES.

☐ FOR	☐ AGAINST	☐ ABSTAIN

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3. RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Dated: _________________________, 2010

Signature of Shareholder

Signature if held jointly

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE READ, COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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